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                                                                 EXHIBIT 10(iii)

                        INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT dated as of the 20th day of December 1995

BETWEEN:

                  THE BANK OF NOVA SCOTIA, a Canadian chartered bank, having its executive offices in the City of Toronto, in the Province of Ontario

                  (The "Bank"),

                                     -and-

                  GUARDIAN TIMING SERVICES, INC., a corporation incorporated under the laws of Canada, having its registered office in the City of Toronto, in the Province of Ontario,

                  (the "Investment Manager")

RECITALS:

A. Whereas the Bank wishes to have the Investment Manager manage an investment portfolio (the "Portfolio") on behalf of the Bank or one or more of its subsidiaries in Ontario using market timing signals generated by the software developed by the Investment Manager and/or Bearhill Limited, known as "ITM Software" (the "Software") and the parties desire to set forth certain terms relating to the activities and responsibilities of the Bank and the Investment Manager in such regard.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, it is agreed by and between the parties hereto as follows:

DEFINITIONS AND INTERPRETATIONS

1. In this Agreement, except where the context otherwise requires:

     (a) "Agreement" means this Investment Management Agreement as the same may be amended from time to time and "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article, section or subsection thereof;

     (b) "Bank" shall include such subsidiaries and affiliates of The Bank of Nova Scotia, where the Bank has requested that the Portfolio be managed by the Investment Manager on behalf of such subsidiaries and affiliates;

     (c) "business day" shall mean each day on which The New York Stock Exchange is open for business;


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     (d) "Custodian" shall mean the custodian of the assets of the Portfolio as appointed by the Bank from time to time.

     (e) "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted; and

     (f) "Securities Authorities" means the Ontario Securities Commission and equivalent regulatory authorities in each Province and Territory of Canada.

APPOINTMENT OF THE INVESTMENT MANAGER

2. The Bank hereby appoints the Investment Manager as the investment manager of the Portfolio with full authority and responsibility to provide or cause to be provided to the Portfolio, the investment management and related administrative services hereinafter set forth and the Investment Manager hereby accepts such appointment and agrees to act in such capacity and to provide or cause to be provided such investment management and related administrative services upon the terms set forth in this Agreement.

DUTIES OF THE INVESTMENT MANAGER

3. The Investment Manager shall, during the term of this Agreement and any renewal thereof:

     (a) manage the Portfolio and shall cause to be made the decisions as to the purchase and sale of the Portfolio's securities in accordance with the indicators provided by the Software and decisions as to the execution of all portfolio transactions, including selection of market, dealer or broker and the negotiation, where applicable, of commissions or service charges, provided that the Investment Manager shall use Scotia McLeod, Inc. and/or its affiliates as the dealer for the Portfolio whenever it is convenient and reasonable to do so;

     (b) provide written instructions to the Custodian respecting the delivery and acceptance of the Portfolio's securities on the purchase or sale of such securities;

     (c) comply with and enter into contracts with all sub-investment managers and advisors appointed by it, with the prior written approval of the Bank, with respect to the Portfolio;

     (d) in accordance with the instructions of the Bank, execute and deliver, or cause to be executed and delivered, proxies and vote or withhold from voting, or cause to be voted or withheld from voting, securities held as part of the Portfolio from time to time.

     (f) ensure that all securities legislation is complied with in connection with the operation of the Portfolio and the execution and delivery of all necessary documents and certificates in connection therewith, as may be requested by the Bank from time to time;

     (g) to provide any assistance to the Bank which may be required to prepare and file or cause to be prepared and filed all returns, reports and filings which may be required from time to time by any municipal, provincial, federal or other governmental authority and including, without limitation, such returns, reports and filings which may be required pursuant to the Income Tax Act (Canada) and applicable laws, regulations, requirements or policies of the Securities Authorities; and

     (h) provide or cause to be provided services as may be reasonably requested by the Bank in respect of the Portfolio's daily operation, including providing the prices of individual securities as often as may be reasonably required by the Bank.


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With regard to paragraphs (g) and (h) above the Bank shall pay to the
Investment Manager its reasonable costs and expenses incurred by the Investment Manager with regard to meeting its obligations thereunder.

4. The Investment Manager may engage or retain any persons for the provision of certain portfolio management services in connection with the Portfolio, with the prior written approval of the Bank.

STANDARD OF CARE

5. The Investment Manager shall exercise the powers granted hereunder and discharge its duties hereunder honestly, in good faith, and in connection therewith, shall exercise the degree of care, diligence and skill that a reasonably prudent investment manager would exercise in the circumstances.

     The Investment Manager represents and warrants that as at the date hereof it has, and covenants that it has, and covenants that it will maintain during the currency of this Agreement, for its own account, all necessary licenses or registrations which it is required to have in order to perform its duties and obligations pursuant to this Agreement.

REPORTING OBLIGATION OF THE INVESTMENT MANAGER

6. The Investment Manager agrees that it shall maintain or cause to be maintained complete records of all transactions in respect of the Portfolio as may be required under applicable laws and as the Bank may otherwise reasonably request, and to provide or cause to be provided to the Bank, on a timely basis, such reports as the Bank may reasonably require. The Bank shall pay to the Investment Manager, its reasonable costs and expenses incurred by the Investment manager with regard to meeting its obligations thereunder.

FEES AND EXPENSES

7. In consideration of the duties performed by the Investment Manager pursuant to the terms of this Agreement, the Investment Manager shall receive from the Bank, either directly or as a charge to the Portfolio, as the Bank may direct an investment management fee (the "Investment Management Fee") as determined in accordance with Schedule "A" hereto.

LIABILITY OF THE INVESTMENT MANAGER

8. The Investment Manager shall not be liable to the Bank for any loss or damage relating to any matter regarding the Portfolio, including any loss or diminution in the value of the Portfolio. Nothing herein shall be deemed to protect the Investment Manager against any liability to the Bank in any circumstance where there has been negligence, willful default or dishonesty on the part of the Investment Manager or to the extent the Investment Manager may have failed to fulfill its duties and obligations as set forth in this Agreement.

9. The Investment Manager shall not be liable to the Bank for the acts, omissions, receipts, neglects or defaults of any person, firm or corporation employed or engaged by it as permitted hereunder, or for any loss, damage or expense caused to the Portfolio or the Bank through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Portfolio shall be laid out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any monies, securities or property of the Portfolio shall be lodged or deposited, or for any loss occasioned by error in judgment on the part of the Investment Manager, or for any other loss, damage or misfortune which may happen in the execution by the Manager of its duties hereunder, except to the extent set out in the last sentence of paragraph 8.

10. The Investment manager may rely and act upon any statement, report or opinion prepared by or any advice received from auditors, solicitors, notaries or other professional advisors of the Investment Manager and shall not be responsible or held liable for any loss or damage resulting from relying or



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acting thereon if the advice was within the area of professional competence of the person from whom it was received and the Investment Manager acted reasonably in relying thereon.

TERM

11. This Agreement shall continue in full force and effect until Agreement is terminated by either party by giving at least 30 days notice prior to the last business day of a calendar month (or such shorter period as the parties may agree) to the other of such termination.

12. During the term of this Agreement the Investment Manager shall make available to the Bank for inspection on reasonable notice, and upon termination of this Agreement the Investment Manager shall forthwith deliver to the Bank all records, documents and books of account related to the Portfolio.

13. Upon termination of this Agreement the Bank shall pay to the Investment Manager such fees as may be due as of the date of termination and shall reimburse the Investment Manager for its expenses and disbursements to which it is entitled hereunder as of the date of such termination.

AMENDMENTS OF THIS AGREEMENT

14. This Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto and any proposed change shall not be effected without compliance with applicable requirements of the Securities Authorities.

NOTICES

15. Any notice, request or direction required or permitted to be given hereunder shall be in writing and shall be properly given, if delivered personally or by facsimile transmission, addressed to The Bank of Nova Scotia, 44 King Street West, Toronto, Ontario M51I 1H1, Attention: Executive Vice president, Investment Banking, and to the Investment Manager at Guardian Timing Services, Inc., 130 Adelaide Street West, Suite 3303, Toronto, Ontario, M5h 3P5, Attention: President, or to such other address as either party may from time to time specify by notice given in accordance herewith.

MISCELLANEOUS PROVISIONS

16. This Agreement shall be subject to and construed in accordance with the laws of the Province of Ontario and each of the Bank and the Investment Manager hereby irrevocably attorns to the jurisdiction of the courts thereof.

17. This Agreement may be assigned to an affiliate of the Investment Manager, but otherwise shall not be assignable by either party hereto, without the express prior written consent of the other party hereto. Written notice of any assignment to an affiliate of the Investment Manager must be provided to the Bank not less than 10 days in advance of such assignment.

18. The Investment Manager, may not directly or indirectly, advise any third party of its role as investment manager of the Portfolio, without the prior written consent of the Bank, save for such advice which it may be required to provide to governmental authorities or by court order.

19. This Agreement may be executed in any number of counterparts all of which taken together shall constitute this Agreement.


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IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

THE BANK OF NOVA SCOTIA

By:      /s/ Robert L. Brooks
         -----------------------------



GUARDIAN TIMING SERVICES INC.

By:      /s/ J.P. Fruchet
         -----------------------------




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                                  SCHEDULE "A"

1. The initial size of the Portfolio shall be C$10 million. The Investment Manager shall manage the Portfolio in pursuit of the objectives but subject to the constraints set forth in the Investment Objectives and Guidelines that the Bank and the Investment Manager shall agree on from time to time. If the Bank requests, the Portfolio shall be divided into sub-portfolios, which shall be managed in accordance with different investment objectives, different investment guidelines or both (e.g., as a mutual fund which complies with national Policy 39), always provided that no sub-portfolio may be established in an initial amount less than C$5 million.

2. The Bank shall pay all fees and bonuses to the Investment Manager from the assets in the Portfolio, always provided that each such payment shall require the specific authorization of the Executive Vice President, Investment Banking, which shall not be withheld unreasonably.

3. The fee payable to the Investment Manager shall be 1/12 of one percent per month of the net asset value of the Portfolio (net of all costs and expenses paid or accrued earlier and net of all fees and bonuses paid or accrued earlier), determined at the end of each month and payable quarterly.

4. There may be a bonus payable annually to the Investment Manager. This bonus shall be determined by the more restrictive of two calculations.

    (a) On the first calculation, the bonus shall be payable only if the year's growth in net asset value of the Portfolio (net of all costs and expenses paid earlier and net of all fees and bonuses paid earlier), expressed in percentage terms, exceeds the year's rate of return of the S&P 500 Total Return Index. The bonus shall be 20% of the product of (I) the difference between the two percentage rates multiplied by (ii) the initial net asset value of the Portfolio for that year.

         For purposes of determining the year's rate of return of the S&P 500 Total Return Index, the base figure for the initial period shall be the level of the S&P 500 Total Return Index at the close on 22 April 1996, and the final figure for the initial period shall be the level of the S&P 500 Total Return Index at the close on 31 December 1996 or, if applicable, the date of termination of the Investment Management Agreement before 31 December 1996. After such initial period, the base figure for each calendar year shall be the level of the S&P 500 Total Return Index at the close on the last business day of the preceding calendar year, and the final figure shall be the level of the S&P 500 Total Return Index at the close on the last business day of the calendar year for which a bonus is being calculated or, if applicable, the date of termination of the Investment Management Agreement during such calendar year. For purposes of determining the year's growth in net asset value of the Portfolio, the same dates and times shall apply.

     (b) On the second calculation, however, the bonus shall be payable only if the cumulative growth in net asset value of the Portfolio (net of all costs and expenses paid or accrued earlier and net of all fees and bonuses paid or accrued earlier) since inception, expressed in percentage terms, exceeds the cumulative rate of return of the S&P 500 Total Return Index over the same period of time. The bonus shall be such that the sum of all bonuses paid since the inception of the Portfolio does not exceed 20% of the product of (i) the difference between the two cumulative percentage rates multiplied by (ii) the net asset value of the Portfolio at inception. For greater certainty, the two percentage rates shall be expressed not on a per annum basis but on the basis of the entire term of the Portfolio since inception.

         For purposes of determining the cumulative rate of return of the S&P 500 Total Return Index, the base figure shall be the level of the S&P Total Return Index at the close on 22 April 1996, and the final figure shall be the level of the S&P Total Return Index at the close on the last business



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         day of the calendar year for which a bonus is being calculated or, if applicable, the date of termination of the Investment Management Agreement during such calendar year. For purposes of determining the cumulative growth in net asset value of the Portfolio, the same dates and times shall apply.

5. For purposes of calculating all fees and bonuses payable hereunder, all calculations shall be based on U.S. dollars, but all fees and bonuses shall be payable in Toronto in Canadian dollars based on mid-market conversion rates at the time of payment.

6. The minimum fee and bonus payable to the Investment Manager shall be C$50,000 per annum or part thereof.

7. The Bank shall pay any GST payable on all fees and bonuses payable hereunder.



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                      INVESTMENT OBJECTIVES AND GUIDELINES

                       GUARDIAN TIMING SERVICES PORTFOLIO

                            EFFECTIVE 22 APRIL 1996

Objective:        To realize a total rate of return by investing in a portfolio of principally U.S. securities.

Benchmark:        The S&P 500 Total Return Index.

Guidelines:       1. The Investment Manager shall rely exclusively on the
                  systematic use of his proprietary computer-generated market timing signals and his proprietary computer-generated stock-picking techniques.

              2. The Investment Manager may buy and sell U.S. dollar-denominated money market instruments, U.S. stocks, Canadian stocks and other stocks (collectively, Securities).

              3. The Investment Manager retains the right (which, however, he does not anticipate exercising) to buy and sell exchange-traded convertible debentures, exchange-traded warrants and exchange-traded options (collectively, Derivative Securities).

              4. The Investment Manager may buy and short S&P 500 Stock Index futures contracts.

              5. When the proprietary timing model generates a buy signal, the Investment Manager may take a long position in equities as great as the net asset value of the Portfolio. He shall do so using stocks selected by his proprietary stock-picking techniques. He also may take a long position in S&P 500 Stock Index futures contracts.

              6. When the proprietary timing model generates a sell signal, the Investment Manager shall sell any existing long position in S&P 500 Stock Index futures contracts, may retain the existing long position in equities and may take a short position in S&P 500 Stock Index futures contracts.

              7. When the proprietary timing model generates a short signal, the Investment manager shall take an additional short position in S&P 500 Stock Index futures contracts.

Limits:       1.  No more than 10% of the net asset value of the portfolio at time of purchase shall be invested in stocks other than U.S.
                  and Canadian stocks.

              2. No more than 10% of the net asset value of the Portfolio at time of purchase shall be invested in exchange-traded warrants and exchange-traded options, taken together.

              3. The value of the long position in Securities and Derivative Securities plus the underlying value of the long position in S&P 500 Stock Index futures contracts shall not exceed 200% of the net asset value of the portfolio.

              4. The underlying value of the short position in S&P 500 Stock Index futures contracts shall not exceed 200% of the net asset value of the portfolio.

              5. For purposes of monitoring, the Bank and the Investment Manager shall agree from time to time in writing on the maximum number of S&P 500 Stock Index futures contracts that the Investment Manager may use. Initially, they agree that the Investment Manager shall be long no more than 22 contracts and shall be short no more than 44 contracts.


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Approvals:        The Investment manager shall act as a fully discretionary
                  manager within the limits fixed by these Investment Objectives and Guidelines.

Clearing Broker:  ScotiaMcLeod Inc. shall act as clearing broker for all transactions in the Portfolio.

Custodian:        ScotiaMcLeod Inc. shall act as custodian of the Portfolio.

Voting: ScotiaMcLeod Inc. as custodian shall execute all proxies for voting of the securities in the Portfolio.

Monitor: The Bank's Integrated support Services shall monitor the Investment manager's compliance with those parts of these Guidelines that define:

              1. the types of security that the Investment Manager may buy, sell or short;

              2. the percentage of the net asset value of the portfolio that the Investment Manager may invest in stocks other than U.S. and Canadian stocks.

              3. the percentage of the net asset value of the portfolio that the Investment Manager may invest in exchange-traded warrants and exchange-traded options; and

              4. the number of S&P 500 Stock Index futures contracts that the Investment Manager may buy or short.

                  I.S.S. shall monitor daily. I.S.S. shall report any exceptions no later than the following day to the Executive Vice President, Investment Banking and to the Assistant General Manager, Investments.

Reporting
Procedure:        ScotiaMcLeod Inc. As custodian shall report monthly to the
                  E.V.P., Investment Banking, the A.G.M., Investments and the
                  A.G.M., International Banking Division. The report shall include a list of all transactions, a statement and valuation of assets and any other information required from time to time by the E.V.P., Investment Banking, acting reasonably.

Responsibilities:  Upon due notice from the E.V.P., Investment Banking or the
                   A.G.M., Investments, both the Investment Manager and ScotiaMcLeod, Inc. Shall permit the Bank's external and internal auditors access to all relevant information.


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